Registration No. 333-

As filed with the Securities and Exchange Commission on January 5, 2026

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 _______________________ FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

PARK AEROSPACE CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York	11-1734643
(State of Incorporation)	(I.R.S. Employer Identification No.)

__________________________

1400 Old Country Road

Westbury, New York 11590

(Address of Principal Executive Offices) (Zip Code)

__________________________

PARK AEROSPACE CORP. 2018 STOCK OPTION PLAN

(Full Title of the Plan)

__________________________

Christopher Goldner

Vice President - Finance

Park Aerospace Corp.

1400 Old Country Road

Westbury, New York  11590

(Name and Address of Agent for Service)

(631) 465-3600

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by Park Aerospace Corp. (the “Corporation”) to register 750,000 shares of the Corporation’s common stock to be offered and sold under the Park Aerospace Corp. Employees’ Stock Option Plan (the “Plan”). These shares are in addition to the shares previously registered on the Corporation’s Registration Statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on June 6, 2019 (Registration No. 333-231986 registering 800,000 shares) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relate and is filed in accordance with General Instruction E to Form S-8.

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan in accordance with the “Note” to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Corporation hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise supplemented, amended, updated, superseded or modified by the information set forth in this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature pages herein)

99.1

2018 Amended and Restated 2018 Stock Option Plan of the Company (Reference is made to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 2024, Commission File No. 1-4415, which is incorporated herein by reference. This exhibit is a management contract or compensatory plan or arrangement.)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, State of New York, on this 5th day of January, 2026.

PARK AEROSPACE CORP.

By:	/s/ Brian E. Shore
Brian E. Shore
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Brian E. Shore and Constantine Petropoulos, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed herewith, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Brian E. Shore Brian E. Shore	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	January 5, 2026

/s/ Christopher Goldner Christopher Goldner	Vice President - Finance (principal accounting officer and principal financial officer)	January 5, 2026

/s/ Emily J. Groehl Emily J. Groehl	Director	January 5, 2026

/s/ Yvonne Julian Yvonne Julian	Director	January 5, 2026

/s/ Carl W. Smith Carl W. Smith	Director	January 5, 2026

/s/ D. Bradley Thress D. Bradley Thress	Director	January 5, 2026

/s/ Steven T. Warshaw Steven T. Warshaw	Director	January 5, 2026

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